Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Quarterly revenues grew five percent sequentially to $76.8 million

SAN JOSE, Calif.--(BUSINESS WIRE)--May 2, 2011--Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended March 31, 2011. Net revenues for the quarter were $76.8 million, up seven percent compared with the first quarter of 2010, and up five percent compared with the fourth quarter of 2010. Net income was $9.9 million or $0.33 per diluted share, compared with $0.42 per diluted share in the year-ago quarter and $0.30 per diluted share in the fourth quarter of 2010. Gross margin for the first quarter was 47.4 percent; operating margin was 15.2 percent.

In addition to its GAAP results, the company provided certain non-GAAP financial measures that exclude stock-based compensation expenses, amortization of the fair-value write-up of acquired inventory and acquisition-related intangible assets, and the tax effects of these items. Non-GAAP net income for the quarter was $12.1 million or $0.40 per diluted share, compared with $0.49 per diluted share in the year-ago quarter and $0.39 per diluted share in the fourth quarter of 2010. Non-GAAP gross margin for the first quarter was 48.0 percent; non-GAAP operating margin was 18.7 percent.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “Our revenues grew five percent sequentially in the first quarter, with all four major end-market categories contributing to the increase. We also saw an increase in bookings for the second consecutive quarter, and orders remained healthy through the month of April. We believe these trends provide further evidence that the inventory correction that began last summer may now be behind us.”

Balakrishnan continued: “With respect to the tragedy in Japan, we have not experienced any interruption in our ability to supply customers thus far, despite the fact that one of our Japanese foundries has been inoperative since the earthquake due to the ongoing shortage of electricity. We believe that our operational safeguards – including dual-sourcing and a healthy inventory buffer – will enable us to continue meeting customer demand. Also, while we continue to monitor the supply of raw materials into our supply chain, at this time we are not aware of any shortages or other issues that would prevent us from meeting customer demand.

“However, the uncertainty created by the Japan crisis does make forecasting demand more challenging than usual. We have seen some negative impact on demand from our Japanese customers, which account for approximately six percent of our sales; there may also be some effect on overall demand if the manufacturing of power supplies or end products is impacted by shortages of other components or materials. Taking these uncertainties into consideration along with the healthy underlying trends in our business, we expect our second-quarter revenues to be between $76 million and $82 million.”

Additional Highlights

  The company paid a quarterly dividend of $0.05 per share on March 31, 2011. The next dividend of $0.05 per share will be paid on June 30, 2011 to stockholders of record as of May 31, 2011.
  Power Integrations was issued 16 new U.S. patents and 16 new foreign patents during the quarter, and had a total of 410 U.S. patents and 225 foreign patents as of March 31, 2011.

Financial Outlook for Second Quarter of 2011

The company issued the following forecast for the second quarter of 2011:

  Revenues are expected to be between $76 million and $82 million;
  Gross margin:
    GAAP: between 47 percent and 48 percent;
    Non-GAAP: 48 percent, plus or minus half a percentage point (excludes stock-based compensation and acquisition-related amortization);
  Operating expenses:
    GAAP: Approximately $25.5 million;
    Non-GAAP: similar to the first quarter of 2011 (excludes stock-based compensation and amortization of acquisition-related intangible assets).

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-303-9795 from within the United States or 1-631-291-4581 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations is the leading supplier of high-voltage integrated circuits used in energy-efficient power conversion. The company's innovative technology enables compact, energy-efficient power supplies in a wide range of electronic products, in AC-DC, DC-DC and LED lighting applications. Since its introduction in 1998, Power Integrations' EcoSmart™ energy-efficiency technology has saved an estimated $4.7 billion of standby energy waste and prevented millions of tons of CO2 emissions. The company's Green Room web site provides a wealth of information about "energy vampires" and the issue of standby energy waste, along with a comprehensive guide to energy-efficiency standards around the world. Reflecting the environmental benefits of EcoSmart technology, Power Integrations’ stock is included in The Cleantech Index® and the NASDAQ® Clean Edge® Green Energy Index. For more information, please visit www.powerint.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, certain acquisition-related expenses such as the amortization of acquisition-related intangible assets and the fair-value write-up value of acquired inventory, and the tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP financial measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected second-quarter 2011 financial performance, its belief that the inventory correction is behind it, the expected effects of the tragedy in Japan and its ability to continue meeting customer demand, are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions that may impact the level of demand for the company’s products; the ability of the company to obtain sufficient quantities of wafers in a timely manner from its suppliers, especially in light of the uncertainty resulting from the earthquakes and tsunami in Japan; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; unforeseen costs and expenses; fluctuations in currency exchange rates; and the challenges inherent in integrating acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 25, 2011. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart, and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
NET REVENUES	$76,762	$72,986	$71,507

COST OF REVENUES	40,339	36,860	35,585

GROSS PROFIT	36,423	36,126	35,922

OPERATING EXPENSES:
Research and development	10,023	9,753	8,111
Sales and marketing	8,248	9,063	6,920
General and administrative	6,475	6,339	6,013
Total operating expenses	24,746	25,155	21,044

INCOME FROM OPERATIONS	11,677	10,971	14,878

OTHER INCOME, net	442	500	494

INCOME BEFORE PROVISION FOR
INCOME TAXES	12,119	11,471	15,372

PROVISION FOR INCOME TAXES	2,265	2,541	3,058

NET INCOME	$9,854	$8,930	$12,314

EARNINGS PER SHARE:
Basic	$0.34	$0.32	$0.45
Diluted	$0.33	$0.30	$0.42

SHARES USED IN PER-SHARE CALCULATION:
Basic	28,628	28,134	27,470
Diluted	30,187	29,844	29,358

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$239	$205	$157
Research and development	811	1,325	727
Sales and marketing	667	817	410
General and administrative	787	895	733
Total stock-based compensation expense	$2,504	$3,242	$2,027

Cost of revenues includes:
Amortization of write-up of acquired inventory	$62	$-	$-
Amortization of acquisition-related intangible assets	$85	$41	$41

Operating expenses include:
Amortization of acquisition-related intangible assets	$28	$-	$-
Patent-litigation expenses	$1,257	$1,321	$1,087

REVENUE MIX BY PRODUCT FAMILY
TOPSwitch	23%	23%	24%
TinySwitch	35%	36%	39%
LinkSwitch	40%	40%	36%
Other	2%	1%	1%

REVENUE MIX BY END MARKET
Communications	32%	33%	32%
Computer	11%	11%	12%
Consumer	37%	37%	36%
Industrial	20%	19%	20%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2011	Dec. 31, 2010	March 31, 2010
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$36,423	$36,126	$35,922
GAAP gross profit margin	47.4%	49.5%	50.2%

Stock-based compensation included in cost of revenues	239	205	157
Amortization of write-up of acquired inventory	62	-	-
Amortization of acquisition-related intangible assets	85	41	41

Non-GAAP gross profit	$36,809	$36,372	$36,120
Non-GAAP gross profit margin	48.0%	49.8%	50.5%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$24,746	$25,155	$21,044

Less:Stock-based compensation expense included in operating expenses
Research and development	811	1,325	727
Sales and marketing	667	817	410
General and administrative	787	895	733
Total	2,265	3,037	1,870

Amortization of acquisition-related intangible assets	28	-	-

Non-GAAP operating expenses	$22,453	$22,118	$19,174

RECONCILIATION OF INCOME FROM OPERATIONS
Non-GAAP gross profit	$36,809	$36,372	$36,120

Less:Non-GAAP operating expenses	22,453	22,118	19,174

Non-GAAP income from operations	$14,356	$14,254	$16,946
Non-GAAP operating margin	18.7%	19.5%	23.7%

RECONCILIATION OF PROVISION FOR INCOME TAXES
GAAP provision for income taxes	$2,265	$2,541	$3,058
GAAP effective tax rate	18.7%	22.2%	19.9%

Tax effect of items excluded from non-GAAP results	(404)	(523)	(6)

Non-GAAP provision for income taxes	$2,669	$3,064	$3,064
Non-GAAP effective tax rate	18.0%	20.8%	17.6%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$9,854	$8,930	$12,314

Adjustments to GAAP net income
Stock-based compensation	2,504	3,242	2,027
Amortization of write-up of acquired inventory	62	-	-
Amortization of acquisition-related intangible assets	113	41	41
Tax effect of items excluded from non-GAAP results	(404)	(523)	(6)

Non-GAAP net income	$12,129	$11,690	$14,376

Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,187	29,844	29,358

Non-GAAP income per share (diluted)	$0.40	$0.39	$0.49

GAAP income per share (diluted)	$0.33	$0.30	$0.42

Note on use of non-GAAP financial measures:

In addition to the company's consolidated financial statements, which are prepared according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses (as recognized under Accounting Standard Codification 718-10), certain acquisition-related expenses including amortization of intangible assets resulting from acquisitions, the amortization of the fair-value write-up of acquired inventory, and the related tax effects of these items. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes.  Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures.  These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2011	December 31, 2010	March 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$137,694	$155,667	$125,295
Short-term investments	32,070	27,355	22,129
Accounts receivable	13,314	5,713	27,586
Inventories	63,004	62,077	31,426
Deferred tax assets	1,434	1,435	1,486
Prepaid expenses and other current assets	8,217	9,263	13,380
Total current assets	255,733	261,510	221,302

INVESTMENTS	36,815	31,760	62,562
PROPERTY AND EQUIPMENT, net	84,586	84,470	65,877
GOODWILL AND INTANGIBLE ASSETS, net	24,378	24,621	4,751
DEFERRED TAX ASSETS	13,022	13,421	12,996
OTHER ASSETS	22,439	17,288	6,683
Total assets	$436,973	$433,070	$374,171

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,932	$20,291	$26,158
Accrued payroll and related expenses	5,455	7,395	5,227
Income taxes payable	-	-	453
Deferred income on sales to distributors	10,951	12,221	11,917
Other accrued liabilities	2,918	9,548	2,543
Total current liabilities	33,256	49,455	46,298

LONG-TERM LIABILITIES
Income taxes payable	30,676	29,580	25,023

Total liabilities	63,932	79,035	71,321

STOCKHOLDERS' EQUITY:
Common stock	29	28	28
Additional paid-in capital	185,834	175,295	157,193
Accumulated translation adjustment	135	85	(46)
Retained earnings	187,043	178,627	145,675
Total stockholders' equity	373,041	354,035	302,850
Total liabilities stockholders' equity	$436,973	$433,070	$374,171

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31, 2011	December 31, 2010	March 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$9,854	$8,930	$12,314
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	3,682	3,387	2,771
Amortization of intangible assets	243	170	162
Loss on sale of property and equipment	-	14	13
Stock-based compensation expense	2,504	3,242	2,027
Amortization of premium on held-to-maturity investments	439	428	350
Deferred income taxes	399	875	1,498
Provision for (reduction in provision for) accounts receivable and other allowances	22	(2)	-
Excess tax benefit from stock options exercised	(398)	(370)	(1,176)
Tax benefit associated with employee stock plans	783	940	2,535
Change in operating assets and liabilities:
Accounts receivable	(7,622)	2,382	(5,830)
Inventories	(964)	(10,792)	(5,185)
Prepaid expenses and other assets	1,435	(13,125)	(672)
Accounts payable	(2,908)	(576)	6,295
Taxes payable and other accrued liabilities	(525)	1,522	(1,200)
Deferred income on sales to distributors	(1,269)	(2,628)	2,877
Net cash provided by (used in) operating activities	5,675	(5,603)	16,779

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(7,248)	(8,733)	(3,360)
Acquisition	(6,901)	-	-
Advance for acquisition of business	-	-	(1,750)
Net increase in financing lease receivables	(5,540)	-	-
Investment in third party	-	(1,831)	-
Purchases of held-to-maturity investments	(11,508)	-	(27,224)
Proceeds from held-to-maturity investments	1,300	519	2,850
Net cash used in investing activities	(29,897)	(10,045)	(29,484)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	7,288	8,276	10,035
Repurchase of common stock	-	-	(6,038)
Retirement of performance shares for income tax withholding	-	-	(769)
Payments of dividends to stockholders	(1,437)	(1,414)	(1,378)
Excess tax benefit from stock options exercised	398	370	1,176
Net cash provided by financing activities	6,249	7,232	3,026

NET DECREASE IN CASH AND CASH EQUIVALENTS	(17,973)	(8,416)	(9,679)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	155,667	164,083	134,974

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$137,694	$155,667	$125,295

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
Unpaid property and equipment, net	$1,917	$5,369	$2,918

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com